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                TERMINATION, RELEASE AND DEBT DISCHARGE AGREEMENT

         This Termination, Release and Debt Discharge Agreement (the "Agreement") is made as of the 4th day of December 2000, by and among Global DataTel, Inc., a Nevada corporation with an address of 3333 Congress Avenue, Delray Beach, Florida 33445 (together with its direct and indirect subsidiaries and affiliated companies, "Global"), Surge Components, Inc., a New York corporation ("Surge") and GDIS Acquisition Corp., a Delaware corporation ("GAC"), each with an address of 1016 Grand Boulevard, Deer Park, New York 11729 and Superus Holdings, Inc., a Delaware corporation ("Superus"), with an address at One Embarcadero Center, Suite 2040, San Francisco, California 94111. All references to "Surge" herein, except for covenants and warranties of Surge, shall be deemed to include Surge, GAC, Superus, and their respective affiliates, successors and assigns.

         WHEREAS, Global, GAC and Surge have entered into an Asset Purchase Agreement (the "Purchase Agreement"), dated as of December 8, 1999, providing for the sale of all of the assets and certain of the liabilities of Global to GAC (the "GDIS Acquisition"); and

         WHEREAS, Surge has loaned to Global (the "Global Loan") an aggregate of $6,250,000 which is evidenced by a secured convertible Promissory Note issued by Global to Surge in such principal amount (the "Global Note"); and

         WHEREAS, pursuant to the terms of (i) a Pledge Agreement dated as of June 2, 2000 between Global and Surge and (ii) a Bill of Sale, Assignment and Assumption dated as of June 5, 2000 by Global in favor of GAC (the Pledge Agreement, the Purchase Agreement and the Bill of Sale are sometimes collectively referred to herein as the "Acquisition Related Documents"), Global has transferred all of its assets and certain liabilities to Surge under a pledge in accordance with the Nevada General Corporation Law, which pledge secures the Global Loan evidenced by the Global Note, and which pledge was to be released, and the assets of Global thereupon transferred outright to GAC, upon effectiveness of the originally proposed Recapitalization (as defined below); and

         WHEREAS, Surge has obtained shareholder approval of the transactions contemplated by the Purchase Agreement and of a Recapitalization wherein Surge was to be merged with and into Superus, with Superus surviving as a holding company for certain operating subsidiaries, including GAC and a newly formed subsidiary that will continue the business and operations of Surge (collectively, the "Recapitalization"); and

         WHEREAS, certain conditions to the Purchase Agreement relating to the GDIS Acquisition have not been and cannot be satisfied and certain due diligence issues with respect to Global have not been and cannot be resolved to the satisfaction of Surge; and

         WHEREAS, Surge has been denied listing on the Nasdaq Stock Market for the proposed Class B Common Stock to be issued as consideration for the GDIS Acquisition, primarily due to public interest concerns related to Global; and



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         WHEREAS, Surge has purchased a $500,000 certificate of deposit from
Citibank, for purposes of securing a line of credit to Global relating to Global"s Latin American operations; and

         WHEREAS, Surge has terminated the Purchase Agreement and GDIS Acquisition and the parties believe it is in the best interests of both Surge and Global to exchange certain releases, make certain covenants and representations and confirm certain other understandings and agreements regarding such termination, including partial satisfaction of the Global Note as provided herein.

         NOW THEREFORE, it is agreed as follows:

         Acknowledgment; Intent of Parties. Global acknowledges and agrees that it has received all benefits, payments, reimbursements and other rights of any nature due to it under the Acquisition Related Documents and Global Note. Global further acknowledges, warrants and agrees that except as expressly set forth in this Agreement, Surge owes Global no payments or any other obligations or liabilities of any kind, including any that may be contingent or unmatured. Surge acknowledges that except as otherwise set forth herein, Surge shall have no right, title or interest in or to any of Global's assets, nor shall Global have any continuing obligations to Surge pursuant to the terms of the Global Note. The parties intend that by this Agreement and in full and final settlement, compromise, waiver and release by the parties hereto of certain claims, and related covenants and agreements, all as set forth in greater detail below, Global shall release and indemnify Surge with respect to certain matters in satisfaction of certain indebtedness owing from Global and the release of a pledge with respect to certain assets, and each of Surge and Global shall operate its respective business subject to no restrictions or other obligations to the other party that are not expressly set forth herein.

         1. Termination of Acquisition Related Documents. It is hereby stipulated and agreed that Surge properly terminated the Acquisition Related Documents pursuant to the terms thereof on November 3, 2000, and that except to the extent expressly set forth herein, each other Acquisition Related Document is hereby terminated.

            1.1 Global agrees and acknowledges that it will no longer withdraw any additional funds from the line of credit granted by Citibank (the "Citibank Line of Credit") which is secured by a certificate of deposit purchased by Surge in order to collateralize such loan, pursuant to the certain Collateral Agreement, dated May 5, 2000 and will use its reasonable best efforts to accomplish all of the following:

                (a) Surge shall be removed as a guarantor and co-signer of the Citibank Line of Credit and Surge shall no longer have any liability with respect to such line of credit. Until such time that Surge is removed as co-signer or the Citibank Line of Credit is repaid in full, the Security Agreement, and UCC Financing Statements securing the assets of Global, including, but not limited to Global's account receivables, shall remain in full force and effect;

                (b) Until and for so long as Surge is not removed as a co-signer, Global shall cease to withdraw any additional funds and shall repay the Citibank Line of Credit as soon as possible;

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                (c) Global shall indemnify Surge with respect to any liability relating to the Citibank Line of Credit;

                In addition, the Collateral Agreement shall be and hereby is terminated in full with respect to Global, with the exception that the certificate of deposit shall be and remain the property of Surge.

         2. Global Employees. Global acknowledges and agrees that Surge may, in its sole discretion, elect to extend offers of employment to current or former employees of Global. In the event that Surge employs any such person, Global hereby waives, releases and agrees not to assert any claim against either Surge or any such person, whether based upon unfair competition, appropriation of a business opportunity, interference with business or other relations or any other legal or equitable theory, whether based on contractual, statutory, legal, equitable or public policy grounds. Global represents and warrants that there are no contractual or other restrictions between Global and any of its current or former employees that would in any way impair the ability of any such person to perform services for or on behalf of Surge or its designees. Global further acknowledges and agrees that in no event shall Surge assume any liability related to Global's employees arising prior to the effective date of this Agreement.

         3. Discharge of and Satisfaction of Global Note, Sale of Assets Cancellation and Return to Treasury of Preferred Stock.

                (a) To facilitate an orderly separation of the parties hereto in light of the termination of the GDIS Acquisition, the parties hereto hereby
(i) enter into this Agreement, (ii) makes all of the warranties, covenants and representations herein, and (iii) issue the waivers and releases set forth herein.

                (b) Surge hereby releases and discharges the Global Loan to the extent of approximately $5 million ($5,000,000) and retains $1,250,000 in principal amount of the Global Note (substantially in the form attached hereto as Exhibit 3(b), the "Outstanding Note") to begin accruing interest on the date hereof, for a period of 12 months following the date hereof. The Outstanding Note shall be automatically canceled and discharged if no Triggering Event (as defined below) is asserted during the next 12 months against Surge arising out of or in connection with the GDIS Acquisition or termination thereof.

                (c) Immediately upon execution hereof, the rights to the 239,000 Shares of Non-Voting Redeemable Convertible Series A Preferred Stock, par value $.001 per share (the "Preferred Stock"), issued in the name of Global shall be deemed canceled and all rights thereunder null and void. Global shall execute a Stock Power along with escrow release instructions, in the form as attached hereto as Exhibit 3(c), assigning such preferred stock back to Surge as treasury shares.

         4. Waiver and Release.

                (a) Release of Claims. In consideration of the matters set forth herein, Global hereby irrevocably and unconditionally waives, releases and forever discharges Surge and each of its current and former partners, officers, directors, shareholders, members, managers, agents, employees, attorneys, representatives, beneficiaries, subsidiaries, affiliates, insurers, predecessors

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and successors in interest, assigns, executors, administrators and heirs, and all persons acting by, through, under or in concert with them, or any of them, including any of their respective affiliates (collectively, "Released Parties"), from any and all manner of past, present or future actions or causes of action (at law, equity or otherwise, including those relating to breach of contract or public policy, or wrongful, retaliatory or constructive discharge), liens, claims, disputes, damages (including contract, compensatory, punitive or liquidated damages), obligations, indemnities liabilities, debts, accounts, judgments, demands, equitable relief, costs and expenses (including attorneys' fees and costs) of every nature, kind and description whatsoever, whether known or unknown, suspected or unsuspected, matured or unmatured, fixed or contingent (the "Claims"), in any way connected with, directly or indirectly, or arising out of or which may hereafter be claimed to arise out of all or any of the matters, facts, events or occurrences related to the Acquisition Related Documents, the termination thereof, the Global Note, the Outstanding Note (except as otherwise provided herein), the Preferred Stock, the operation (including, without limitation, the pledge, possession, use, supervision or transfer) of Global and/or its assets or personnel by Surge pursuant to the terms of the Pledge Agreement and related documents and agreements or otherwise, the operation by Surge of the Business (as defined in Section 8(b) below), the offer of employment to and/or the employment by Surge of any current or former employee of Global, the letters of intent and option agreements entered into between PLT Acquisition Corp. (formerly known as Global Datatel Holdings Corp.), the consummation by Surge of any acquisitions or other transactions within Latin America, including any transactions or the development or exploitation of any business concept, model or opportunity that may have been identified by Global personnel or with respect to which Global devoted any corporate or other resources and any and all business, strategic, legal, financial or other advice rendered to Global by any of the Released Parties (collectively, the "Released Matters").

                (b) Acknowledgment of Effect of Release; Unknown Claims. There is a risk that subsequent to the execution of this Agreement, Global will incur or suffer loss, damage or injuries which relate to or are in some way caused by the transactions or events referred to above, but which are unknown and unanticipated at the time this Agreement is signed. In this regard, Global acknowledges that by entering into this Agreement, it is releasing and forever and finally waiving any and all rights it may have to receive any compensation, equity interests in or other sums or benefits from Surge, other than as expressly set forth herein. Global further acknowledges and represents that it does not currently have any direct or indirect record or beneficial ownership in any shares of capital stock or other securities of Surge, and that it has no right to receive, or to subscribe for or otherwise acquire, any capital stock or other securities of Surge. Global does hereby assume the above-mentioned risks and agrees that this Agreement and the release set forth herein SHALL APPLY TO ALL UNKNOWN OR UNANTICIPATED RESULTS OF THE TRANSACTIONS, OCCURRENCES AND RELATIONSHIP DESCRIBED ABOVE, AS WELL AS TO THOSE KNOWN AND ANTICIPATED.

                (c) Full and Independent Knowledge. Global represents that, in executing this Agreement and the release set forth herein, it does so freely, knowingly and voluntarily. Global (acting through its Board of Directors and duly authorized officers) also represents that it has been represented by counsel in connection with the preparation and review of this Agreement and release, that it has specifically discussed with its attorney counsel the meaning and effect of this Agreement and release, that it has performed all investigations of fact that it deems necessary or desirable and that it has carefully read and understands the scope and effect of each provision contained herein. Global further represents that it does not rely and has not relied upon any representation, promise or statement made by any other party hereto or any of its counsel or other representatives with regard to the subject matter, basis or effect of this Agreement and the release set forth herein.

                (d) Ownership of Claims. Global further warrants and represents that no other person or entity has any interest in the Claims released and discharged by this Agreement; that it has the sole right and exclusive authority to enter into and execute this Agreement and receive the consideration specified herein; and that it has not sold, encumbered, assigned, transferred, conveyed, or otherwise disposed of any of the Claims released and discharged by this Agreement. Global hereby agrees to indemnify, defend and hold harmless Surge and each other Indemnified Party (as defined below) from and against any and all liabilities arising in connection with the Claims.

                (e) Agreement not to Sue. Except with respect to an action or proceeding brought to enforce (but not to rescind or reform) the terms of this Agreement, Global promises agrees that it will forever refrain and forbear from commencing, instituting or prosecuting any lawsuit, action, claim, charge, grievance or other proceeding, in law or in equity, or otherwise, in any way arising out of or relating to any of the Claims, including, but not limited to, an action claiming that this Agreement, or any portion hereof, was fraudulently induced.

         5. Triggering Event Defined. In order to induce Surge to enter into this Agreement and discharge a portion of the Global Note, Global agrees that in the event that at any time within 12 months following the date hereof any person or entity institutes or prosecutes any claims or proceedings against any of the Released Parties in connection with, directly or indirectly, the Released Matters or a breach of this Agreement or any of the representations, warranties or covenants herein (any of which shall be deemed to be a "Triggering Event"), the Outstanding Note shall not terminate and any remaining balance thereon shall remain due and payable in full, up to and including the cost of litigation, and claimed damages asserted in addition to any other remedies that may then be available to Surge.

         6. Covenants and Restrictions; Representations.

                (a) Global shall take any and all further actions deemed reasonably necessary or desirable by Surge or any other party to this Agreement to vest in Surge or its designees any of the benefits intended to be conferred upon Surge or such designees pursuant to this Agreement.

                (b) Global and each of its officers hereby covenants and agrees that Global will not at any time subsequent to the date hereof and continuing for a period of eighteen months from the date of this Agreement, directly or indirectly, reveal, divulge, use (whether or not for its own profit) or make known to any person or entity any Confidential Information (as hereinafter defined) made known to Global or of which Global has become aware, regardless of whether developed, prepared, devised or otherwise created in whole or in part by the efforts of Global and except to the extent so authorized in writing by Superus or except as required by law. For purposes of this Agreement, the term "Confidential Information" shall mean the following: (i) the existence and terms of this Agreement and the nature of the relationship contemplated hereby, (ii) any technical, scientific, demographic, engineering or other confidential or proprietary information relating to the products and/or services of the Business or of Surge or any of Surge's affiliates, including any entity with whom any such party has entered into an acquisition agreement or other binding or non-binding agreement related to the acquisition of a third party (collectively, the "Surge Parties"), (iii) information relating to any customer of any of the Surge Parties or of the Business, including without limitation, the names, addresses, telephone numbers, sales records or other confidential or proprietary information of, or pertaining to, any such customer, and (iv) price lists, methods of operation and other information pertaining to any of the Surge Parties or of the Business and which any such Surge Party, in its sole discretion, regards as confidential, proprietary or in the nature of trade secrets. Notwithstanding anything contained herein to the contrary, Confidential Information as used herein shall not include that which (i) was in the public domain prior to receipt hereunder in the same context as the disclosure made hereunder, (ii) subsequently becomes known to Global as a result of disclosure by third parties not in the course of this Agreement and as a matter of right and without restriction on disclosure, or (iii) subsequently comes into the public domain in the same context as the disclosure by a Party through no fault of Global.

                (c) Global further covenants and agrees that upon the execution of this Agreement, it has delivered to Surge (and has not retained any copies of) all tangible embodiments of all Confidential Information in its possession, custody or control. Furthermore, Global will retain any and all intangible Confidential Information in trust for the sole benefit of Surge, and will not divulge or deliver or show any of such Confidential Information to any unauthorized person, will not make use of or in any manner seek to use for its own account any of such Confidential Information in an independent business (however unrelated to the business of Global or the parties to this Agreement), and will not otherwise violate or seek to violate or avoid the provisions of this Section 6.

                (d) Each party to this Agreement hereby represents and warrants that it has taken all requisite corporate action to authorize and approve the execution, delivery and performance of this Agreement by such party, that this Agreement has been duly executed and delivered by such party and that such party's obligations under this Agreement are legal, valid and binding obligations, enforceable against such party in accordance with the terms hereof.

         7. Proprietary Property.

                (a) Global hereby disclaims ownership in, title to or any other interest with respect to any Proprietary Property (as hereinafter defined). For purposes hereof, the term "Proprietary Property" shall mean inventions, discoveries, improvements and ideas, whether patentable or not, made solely by Global or its employees, or jointly with others, which relate to the Business, including any of Global's Confidential Information or any of such company's products, services, processes, technology, research, product development, marketing programs, manufacturing operations or engineering activities related thereto.

                (b) Global shall promptly disclose to Surge in writing all Proprietary Property, including any in the formative stages, in its possession and, in accordance with Section 6(c) above, shall promptly assign and deliver to Surge any and all Proprietary Property that it may have in its possession. Global covenants and agrees that it will at any time, promptly upon the request and at the expense of Surge, execute any and all patent applications and assignments so requested and take any and all action as required by any successor of Surge to perfect and maintain the rights and interests of such party or parties in and with respect to the Proprietary Property. Without limiting the generality of the foregoing, Global shall, if necessary to in order effect the transfer thereof , and/or as otherwise may be required, transfer and assign to Surge or its designee, in accordance with a bill of sale and such other documents as may be necessary, all right, title and interest in and to the domain names "solaworks.com," "solaworks.net" and "solaworks.org."

                (c) During the eighteen-month period from the date of this Agreement, Global will not, directly or indirectly, lecture upon, publish articles concerning, use, disseminate, disclose, sell or offer for sale any Proprietary Property without the prior written permission of Surge.

                (d) Notwithstanding the foregoing, Surge expressly acknowledges that Global shall retain a non-exclusive right to use the Proprietary Property solely to the extent necessary to give effect to its rights pursuant to Section 8 below.

         8. Non-Compete and Non-Solicitation Covenants.

                (a) Except as otherwise set forth herein, Global agrees and covenants that for a period of 18 months following the date of this Agreement, Global will not directly or indirectly engage in any business that is competitive with the business of utlizing an open-source ASP platform (i.e., using non-proprietary software to provide applications and other computing resources remotely over a network) to provide customized Internet solutions to small (under 150 employees) or medium size (150 - 10,000 employees) businesses (the "Business"). This covenant shall apply to the geographic area that includes Latin America which is defined as including South America, Central America, Mexico and the Carribean Basin. "Directly or indirectly engaging in any business that is competitive" includes, but is not limited to: (i) engaging in a business as an owner, partner, agent or service provider, (ii) becoming an employee or agent of, or otherwise rendering services to or on behalf of, any third party that is engaged in such business, (iii) obtaining any interest in, whether financial or otherwise, directly or indirectly, any such business, or (iv) soliciting any customer of Surge for the benefit of a third party that is engaged in such business. Global agrees that this non-compete provision will not adversely affect Global's computer distribution or other businesses. Notwithstanding the foregoing, Surge expressly acknowledges and agrees that Global may serve as an agent for any third party with respect to such third party's open-source ASP business, and Global may continue to provide any service, including any service related to the Business, that it currently provides to the following entities: Sed Internacional de Colombia, Bloomsexpress, Hilacol, Nacional de Chocolates, Colcafe, Corfivalle. In addition, Surge further acknowledges and agrees that the provisions of subdivisions (i) and (iii) above shall not preclude Global from owning less than 5% of the equity securities of a publicly owned entity, as a passive investor. Global recognizes that the Proprietary Property is a special and unique asset of Surge and its successors and needs to be protected from improper disclosure.

                (b) Surge and its affiliates and designees, specifically including SolaWorks, Inc. ("SolaWorks"), hereby covenant and agree to negotiate in good faith with Global to enter into a reseller or similar agreement, containing such commercially reasonable terms as are in

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accord with industry standard and upon which the parties shall mutually agree, pursuant to which Global may act as a non-exclusive reseller or distributor of SolaWork's products and services.

                (c) During the eighteen month period following the date of this Agreement, Global shall not directly or indirectly employ, or solicit to leave Surge's or its successor's employ, or solicit to join the employ of another person, firm or corporation owned or controlled, directly or indirectly, by Global (or any of its affiliates or principals), any employee of Surge or its successors or any person who has been such an employee during the twelve months preceding the date of termination.

         9. Loan Repayment. Global, Surge and/or their successors and assigns hereby agree and consent that Global shall be released from the Acquisition Related Documents and the Global Note to the extent of approximately $5,000,000, plus interest thereon accrued to date. Global shall issue the Outstanding Note, reflecting the remaining $1,250,000 in principal amount of indebtedness of Global to Surge, immediately upon execution hereof.

         10. Termination. The provisions of this Agreement shall survive the expiration or any termination hereof, and shall remain in full force and effect following such expiration or termination to the maximum extent permitted by applicable law. Each of Global, Superus and Surge specifically acknowledge and agree that the covenants, agreements and representations made by it hereunder may be enforced against it in accordance with their terms for the maximum permissible duration following any expiration or termination, for whatever reason, of this Agreement.

         11. Disparagement; Public Announcements. Global covenants and agrees that it shall not disclose any negative information (whether or not in the public domain or otherwise confidential) regarding any other party to this Agreement, or any of their respective principals, officers, directors, shareholders or affiliates, make any negative comments or otherwise disparage the reputation and/or character of any such party. Except as otherwise required by law, Global shall not make any public announcements regarding this Agreement, the subject matter hereof or any other matter related to any of the other parties hereto, other than as agreed to in writing, and further agrees that the content and/or wording of any press release or other public disclosure that refers to any of the matters set forth herein shall be mutually agreed to by and among Global and Surge in advance of its release.

         12. Indemnity. Global agrees to indemnify, defend and hold harmless, Surge, including any and all of its officers, directors, shareholders, affiliates, partners, employees, agents, representatives, controlling persons and each other Released Party (collectively, the "Indemnified Parties") from and against any and all losses, claims, damages, liabilities, costs and expenses (and all actions, suits, proceedings or claims in respect thereof) and any legal or other expenses (including all attorney's fees and fees and expenses of expert witnesses) in giving testimony or furnishing documents in response to a subpoena or otherwise (including, without limitation, the cost of investigating, preparing or defending any such action, suit, proceeding or claim, whether or not in connection with any action, suit, proceeding or claim in which Global or any Indemnified Party is a party), as and when incurred, directly or indirectly, caused by, relating to, based upon or arising out of (i) any of the Released Matters, or (ii) the breach or inaccuracy of any representation, warranty, covenant or agreement of Global contained in this Agreement.

         13. Specific Performance. Global acknowledges that its breach or threatened violation of any of the covenants or provisions contained in this Agreement, may cause irreparable damage to the other parties to this Agreement, for which remedies at law would be inadequate. Global further acknowledges that all such covenants or provisions are essential terms and conditions of this Agreement. Global therefore agrees that any one or more of the other parties to this Agreement shall be entitled, without the necessity of posting a bond, to a decree or order by any court of competent jurisdiction enjoining such threatened or actual violation of any of such covenants. Such decree or order, shall specifically enforce the full performance of any such covenant or provision by Global. This remedy shall be in addition to all other remedies available to the other parties to this Agreement at law or equity. If any portion of any such covenant shall be adjudicated to be invalid or unenforceable, this Agreement shall be deemed amended to modify, to the extent practicable, or delete therefrom the portion so adjudicated, such deletion to apply only with respect to the operation of such covenant in the jurisdiction in which such adjudication is made.

         14. Surge Damages Not Limited to $1.25 Million Outstanding Note. Nothing in this Agreement shall be deemed to limit Global's liability or Surge's damages to $1,250,000 plus interest as evidenced by the Outstanding Note. Any breach of this Agreement shall be a breach entitling Surge to full damages, and rescission of its note discharge, this Agreement, or any other remedy to which it would be entitled in law or equity.

         15. Miscellaneous

                (a) This Agreement shall inure to the benefit of and be binding upon Surge, Superus, Global, GAC and each other party hereto, and their respective successors and assigns.

                (b) Should any part of this Agreement, for any reason whatsoever, be declared invalid, illegal, or incapable of being enforced in whole or in part, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in full force and effect as if this Agreement had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any portion which may for any reason be declared invalid.

                (c) This Agreement shall be construed and enforced in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State without application of the principles of conflicts of laws of such State. Each of the parties hereto hereby consents to the venue and jurisdiction of the courts of the State of New York, and any Federal court located in such State, for any action or proceeding relating to this Agreement, and hereby waives any objection based on the convenience of such forum, or otherwise.

                (d) This Agreement and all rights hereunder are personal to Surge and Global and shall not be assignable, except as indicated herein, and any purported assignment in violation thereof shall be null and void. Any person, firm or corporation succeeding to the business of Global by merger, consolidation, purchase of assets or otherwise, shall assume by contract or operation of law the obligations of Global hereunder; provided, however, that Global shall, notwithstanding such assumption and/or assignment, remain liable and responsible for the fulfillment of the terms and conditions of the Agreement on the part of Surge.

                (e) This Agreement and the Exhibits and Schedules hereto constitute the entire agreement between the parties hereto with respect to the terms and conditions of the termination of the GDIS Acquisition, as distinguished from any other contractual arrangements between the parties pertaining to or arising out of their relationship, and this Agreement supersedes and renders null and void any and all other prior oral or written agreements, understandings, or commitments pertaining to the GDIS Acquisition, including but not limited to, the Acquisition Related Documents. This Agreement may only be amended upon the written agreement of all parties hereto.

                (f) Any notice, statement, report, request or demand required or permitted to be given by this Agreement shall be in writing, and shall be sufficient if delivered in person or if addressed and sent by certified mail, return receipt requested, postage prepaid, of nationally recognized overnight courier service to the parties at the addresses set forth above, or at such other place that either party may designate by notice in the foregoing manner to the other. If mailed as aforesaid, any such notice shall be deemed given three business days after being so mailed. If delivered via nationally recognized overnight courier, any notice shall be deemed given one business day after being so mailed.

                (g) The failure of either party to insist upon the strict performance of any of the terms, conditions and provisions of this Agreement shall not be construed as a waiver or relinquishment of future compliance therewith, and said terms, conditions and provisions shall remain in full force and effect. No waiver of any term or any condition of this Agreement on the part of either party shall be effective for any purpose whatsoever unless such waiver is in writing and signed by such party.

                (h) In the event a lawsuit or other proceeding is instituted by any party concerning a dispute under this Agreement, the prevailing party in such lawsuit shall be entitled to recover from the losing party all reasonable attorneys' fees, costs of suit and expenses (including fees, costs and expenses of appeals and of expert witnesses), in addition to whatever damages or other relief the injured prevailing party is otherwise entitled to under law and in connection with such dispute.

                (i) The headings of the paragraphs herein are inserted for convenience and shall not affect any interpretation of this Agreement.

                (j) This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

                (k) The parties hereto acknowledge that each of them has participated in the drafting and negotiation of this Agreement and that no rule of construction shall apply to this Agreement which construes any ambiguous language in favor of or against any party by reason of that party"s role in drafting this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.


                                  SURGE COMPONENTS, INC.


                                       /s/ Ira Levy
                                  By: ----------------------------------
                                      Name:  Ira Levy
                                      Title: President


                                  SUPERUS HOLDINGS, INC.


                                  By: /s/ Adam J. Epstein
                                     -----------------------------------
                                  Name:  Adam J. Epstein
                                  Title: Chief Executive Officer


                                  SOLAWORKS, INC.


                                  By: /s/ Ira Levy
                                     -----------------------------------
                                     Name:  Ira Levy
                                     Title: President


                                  GLOBAL DATATEL INC.


                                  By: /s/ Antonio Serrato
                                     -----------------------------------
                                     Name:  Antonio Serrato
                                     Title: President




                       [Signatures Continued on Next Page]

                                  EHOLA, INC.


                                  By: /s/ Mario Habib
                                      ----------------------------------
                                      Name:  Mario Habib
                                      Title: President


                                  EHOLA.COM, S.A.


                                  By: /s/ Mario Habib
                                      ----------------------------------
                                      Name:  Mario Habib
                                      Title: President

                                  GLOBAL DATATEL de Colombia, S.A.


                                  By: /s/ Rafael Delgado
                                      ----------------------------------
                                      Name:  Rafael Delgado
                                      Title: Global DataTel Gr. Mgr.